Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-207759) and Post-Effective Amendment No. 2 to Form S-1 on Form S-3 Registration Statement (No. 333-204906) of Shell Midstream Partners, L.P. of our report dated February 26, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 26, 2016